                                                                 EXHIBIT 10.(21)

                           EARLY RETIREMENT AGREEMENT
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     EARLY RETIREMENT AGREEMENT, dated as of February 28, 1994, by and between
TAMBRANDS INC., a Delaware corporation (the "Company"), and Charles J. Chapman ("Employee").

     WHEREAS, Employee has expressed his intention to retire from employment with the Company;

     WHEREAS, Employee holds a position of significant importance to the Company;

     WHEREAS, the Company believes that it is in its best interest to retain the services of Employee for at least several months; and

     WHEREAS, Employee is willing to delay his early retirement and to remain employed by the Company on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of their mutual promises, the Company and Employee agree as follows:


     1.  Employment Period.  Employee shall remain in the Company's employ from
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the date hereof until at least July 1, 1994 (the "Earliest Retirement Date").
Employee's employment hereunder shall cease on or after the Earliest Retirement Date upon the first to occur of (i) his retirement or other voluntary
                                 -
termination of employment, (ii) the date the Company terminates his employment
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pursuant to Section 9 below, (iii) his death or his termination of employment
                               ---
due to disability (within the meaning of section 105(d)(4) of the Internal Revenue Code of 1986, as amended) and (iv) April 25, 1995. The period during
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which Employee remains an employee hereunder (regardless of whether after the
Earliest Retirement Date) shall be referred to as the "Employment Period".

     2.  Title and Responsibilities.  During the Employment Period, Employee
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shall have the title of Executive Vice President and President, North America
and shall have the responsibilities associated with such title and his position as in effect immediately prior to the date hereof. Notwithstanding anything else contained herein to the contrary, regardless of when the Employment Period ends, it is the current intention of the parties that, if reelected as a member of the Board of Directors (the "Board") at the Company's 1994 annual meeting of shareholders, Employee will continue to serve as a member of the Board for his full term.

     3.  Salary.  During the Employment Period, the Company shall pay Employee a
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base salary at the rate of $350,000 annually, payable in installments at the same time and in the same manner as the Company pays salary to executive employees located at its headquarters and subject to all applicable deductions or reductions therein made pursuant to Employee's elections under the Company's
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compensation plans or programs (the "Applicable Reductions").  Salary shall be payable to Employee only with respect to the Employment Period, provided that if
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Employee continues in the Company's employ through October 1, 1994 (the "Later
Retirement Date"), the Company shall pay Employee, in addition to his salary referred to above, an amount as salary continuance equal to $87,500 minus the Applicable Reductions. The salary continuation amount described in the preceding sentence shall be paid in approximately equal installments (paid not less frequently than monthly) over the period from the end of the Employment Period until April 25, 1995 (the "Salary Continuance Period"), or if the Employment Period ends on April 25, 1995, in a single lump sum as soon as practicable following such date.

     4.  Bonus.  If the Employee is employed on the Earliest Retirement Date,
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but not the Later Retirement Date, he shall be eligible to receive a bonus for
1994 services in an amount equal to the product of (i) the amount, if any, which
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would have been payable to him under the Annual Incentive Plan ("AIP") based on a base salary of $350,000 and assuming that he remained employed for all of 1994, calculated based on actual 1994 performance (the "1994 Bonus"), and (ii) a
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fraction, the numerator of which is the number of days during 1994 during which
Employee is employed and the denominator of which is 365. If Employee remains employed through the Later Retirement Date, he shall be eligible to receive the full 1994 Bonus. Any bonus payable to Employee with respect to 1994 shall be paid to Employee at the same time as bonuses are paid to other executives under the AIP. No bonus shall be payable to Employee with respect to services performed after December 31, 1994.

     5.  Employee Benefits.  Until the later of the end of the Employment Period
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or, if applicable, the end of the Salary Continuance Period (such later date referred to as the "End Date"), the Company will provide Employee with coverage under the employee benefit plans, policies and arrangements generally available to its employees, including, but not limited to, participation in the Company's qualified retirement plan and coverage under the Company's medical, dental, life and disability insurance plans (other than long-term disability coverage during the Salary Continuance Period). Accrued vacation days which are unused as of the end of the Employment Period shall be paid to Employee as soon as practicable thereafter. Following the End Date, Employee shall be entitled to continued medical and dental coverage under Section 601 et seq. of the Employee
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Retirement Income Security Act of 1974, as amended, subject to the payment by
Employee of the applicable premiums. All other benefits shall, unless otherwise expressly provided herein or in the relevant plan, policy or arrangement, cease as of the End Date.

     6.  Stock Options.  With respect to stock options granted to Employee under
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the 1991 Stock Option Plan (the "1991 Plan") and the 1981 Long Term Incentive
Plan (the "1981 Plan") that have vested and become exercisable on or prior to the End Date, Employee shall be treated as having retired from the Company's employ with the consent of the committee responsible for administering such Plan so long as
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Employee is employed on the Earliest Retirement Date; provided that, in
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conjunction with the execution of this Agreement, Employee agrees and acknowledges, that the term of such options shall be reduced from ten years from the date of their initial grant to the fifth anniversary of the End Date. Any unvested options held by Employee at the end of the Employment Period which would not become vested and exercisable in the ordinary course based upon the passage of time during the Salary Continuance Period, if applicable, shall be forfeited as of the date the Employment Period ends. Notwithstanding the provisions of Section 5, Employee shall not be eligible for any additional stock option grants to be made after the date hereof. Except as otherwise provided in this Section 6, all of the terms and conditions of the 1991 Plan and 1981 Plan and the grants made thereunder to Employee shall continue to be applicable to him.

     7.   Restricted Stock.  All shares of restricted stock held by Employee at
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the end of the Employment Period which would not become vested solely based upon the passage of time during the Salary Continuance Period, if applicable, shall be forfeited as of the date the Employment Period ends. Any shares of restricted stock which have or will vest as of a date prior to the End Date shall become vested in accordance with their terms. Notwithstanding anything else contained herein to the contrary, Employee shall not be eligible for any additional restricted stock grants to be made after the date hereof.

     8.  Retirement Benefits.  Following the End Date, Employee shall be
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entitled to receive his accrued vested benefit under the Pension Plan for
Employees of Tambrands Inc. (the "Pension Plan"). If Employee is employed on the Earliest Retirement Date, he shall also be entitled to receive a retirement benefit under the formula in the Company's Supplemental Executive Retirement Plan (the "SERP"), giving him service credit through the End Date, which replicates that formula contained in the Pension Plan but without regard to the limits imposed under the Internal Revenue Code or ERISA on the amount of compensation that may be taken into account in determining a participant's benefits. Payment of any benefit under the Pension Plan or the SERP shall be made in accordance with their respective terms, and Employee shall have all rights of a participant under the Pension Plan and the SERP, including all elections as to the form of benefit.

     9.  Termination by Company.  Notwithstanding anything else contained
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herein to the contrary, if the Company terminates Employee's employment hereunder at any time, whether before or after the Earliest Retirement Date or the Later Retirement Date, other than due to Employee's conviction of a felony or wilful misconduct or gross negligence or if Employee voluntarily terminates his employment hereunder within 60 days following a reduction in his base salary as provided in Section 2 or an adverse change in his title or a material reduction in his responsibilities, as each are set forth in Section 3, Employee shall be entitled to receive the amounts and benefits which would have been payable to Employee had he voluntarily terminated his employment on the Later Retirement Date, and the amount payable as salary
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continuation shall also include the amount of salary which would have been paid to Employee from the date of such termination to such Later Retirement Date,

provided that if such termination of employment occurs prior to the Earliest
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Retirement Date the retirement benefits that would have been provided under the
SERP in accordance with Section 8 shall be paid by the Company under this Agreement. In no event shall Employee be or become entitled to receive any other severance or termination benefits by reason of such termination under any plan, policy or program of the Company or any of its subsidiaries.

     10.  Non-competition.  During the Employment Period and for one year after
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the End Date, Employee shall not engage directly or indirectly in or become employed by, serve as an agent or consultant to, become a partner, principal or stockholder of any partnership, corporation or other entity (a "Competitor") which is engaged in a business competitive with the Company or its subsidiaries in any geographical area in which the Company or its subsidiaries are engaged prior to the end of the Employment Period; provided that Employee's ownership of less than 2% of the issued and outstanding stock of any corporation whose stock is traded on an established securities market shall not constitute competition with the Company.

     11.  Non-cooperation.  During the Employment Period and for five years
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after the End Date, Employee will not become associated with (whether through an investment of capital or otherwise), provide services to or otherwise solicit, aid, assist or cooperate with any person, group or entity (an "Acquiror") in any effort to effect a change of ownership in, or otherwise gain control of, the Company, whether through a stock purchase, merger, asset acquisition, proxy solicitation or any other means. Nothing in this Section 11 shall be construed to preclude Employee from owning less than 1% of the outstanding Common Stock of the Company or an Acquiror, whether acquired pursuant to the terms of any employee benefit plan or otherwise.

     12.  Non-solicitation.  During the Employment Period and for two years
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after the End Date, Employee will not solicit or otherwise induce any employee of the Company or its subsidiaries to leave the employ of the Company or such subsidiaries or to become associated, whether as an employee, officer, partner, director, consultant or otherwise, with any business organization, including, but not limited to, a Competitor or Acquiror.

     13.  Non-disclosure.  Without the prior written consent of the Company,
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except to the extent required by an order of a court having competent jurisdiction or under subpoena from an appropriate government agency, Employee shall not disclose any trade secrets, customer lists, drawings, designs, product development and related information, marketing plans and related information, sales plans and related information, manufacturing plans and related information, management organization and related information (including data and other information related to members of the Board and management), operating policies and manuals, business plans and related information, financial records and related information, packaging design and related
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information or other financial, commercial, business or technical information related to the Company or any of its subsidiaries to any third person unless such information has been previously disclosed to the public by the Company or has become public knowledge other than by a breach of this Agreement.

     14.  Intention of the Parties.  If any provision of Sections 10, 11, 12 or
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13 is determined by a court of competent jurisdiction not to be enforceable in the manner set forth in this Agreement, the Company and Employee agree that it is the intention of the parties that such provision should be enforceable to the maximum extent possible under applicable law and that such court shall reform such provision to make it enforceable in accordance with the intent of the parties.

     15.  Release.  In consideration of the benefits provided to Employee
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hereunder, Employee hereby releases and absolves the Company from any and all claims that Employee may now have or may hereafter have against the Company or any of its subsidiaries arising out of or in connection with Employee's employment with, or service as an officer or a director of, the Company or any of its subsidiaries, other than any claim for the benefits to be provided to Employee under this Agreement.

     16.  Change of Control Agreement.  The Employment Protection Agreement by
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and between the Company and Employee dated as of August 23, 1989, as amended by the first amendment thereto, dated as of October 16, 1990, regarding the continuation of Employee's employment following the occurrence of a "change of control" of the Company (as defined in such agreement) shall terminate upon the last day of the Employment Period.

     17.  Indemnity.  The Company or one of its subsidiaries, as appropriate,
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shall indemnify Employee for any claim arising out of or in connection with
Employee's service as a member of the Board, as an officer of the Company or as an officer or director of any of the Company's subsidiaries in the same manner and to the same extent as the Company or such subsidiary, as the case may be, indemnifies its then current directors, officers or employees, as the case may be.

     18.  Remedies.  Employee acknowledges that a material part of the
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inducement for the Company to enter into this Agreement is Employee's covenants with respect to non-competition, non-disclosure, non-cooperation and non-solicitation set forth in Sections 10 through 13 hereof. Employee agrees that if Employee shall breach any of those covenants, the Company shall have no further obligation to pay Employee any benefits otherwise payable hereunder (except as may otherwise be required at law) and shall be entitled to such other legal and equitable relief as a court or arbitrator shall reasonably determine unless such breach is an inadvertent breach that does not result in any signi-ficant harm to the Company.

     19.  Withholding.  All cash payments to be made under this Agreement shall
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be made net of all applicable
income and employment taxes required to be withheld from such payments. To the extent any compensation is payable to Employee in accordance with this Agreement other than as a payment in cash, Employee shall be required to pay the Company an amount equal to all applicable income and employment taxes required to be withheld with respect thereto.

     20.  Miscellaneous.  This Agreement may be amended only by a written
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instrument signed by the Company and Employee.  Except with respect to any other agreement between the Company and Employee that is specifically referenced herein and intended to continue beyond the execution of this Agreement, this Agreement shall constitute the entire agreement between the Company and Employee with respect to the subject matter hereof. The obligations of the Company to Employee and the covenants of Employee in favor of the Company shall survive the termination of the Employment Period. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs (in the case of Employee) and assigns. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Any notices to be given and any payments to be made hereunder shall be delivered in hand or sent by registered mail, return receipt requested, to the respective party at the address noted above for such party or to such other address as either such party shall direct in accordance with this Section 20.

     21.  Governing Law.  This Agreement shall be governed by the laws of the
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State of New York, without reference to the principles of conflict of laws.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day first written above.

                                        TAMBRANDS INC.

                                        By: /s/ Howard B. Wentz, Jr.
                                            ------------------------
                                        Title: Chairman of the Board

Attest:

/s/ Helen G. Goodman
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                                        /s/ Charles J. Chapman
                                        ----------------------
                                        Charles J. Chapman

Witness:

/s/ Lynda M. Riley
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